SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
January 15, 2003
(Date of earliest event reported)

SOUTHTRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-3613	63-0574085

(Commission File No.)	(IRS Employer Identification No.)

420 North 20th Street
Birmingham, Alabama	35203

(Address of principal executive offices)	(Zip Code)

(205) 254-5000

(Registrant’s telephone number, including area code)

SIGNATURES

Item 5.     Other Events and Regulation FD Disclosure.

On January 15, 2003, the Registrant issued the following in a news release:

STOCK RE-PURCHASE ANNOUNCEMENT

The company’s board of directors authorized the re-purchase of up to $500 million of the company’s common stock, which at current prices would represent more than 19 million shares. This decision reflects the company’s strong capital position and favorable prospects for future internal capital generation. The company expects to acquire shares from time to time in open market transactions during the coming year

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHTRUST CORPORATION (Registrant)

Date: January 15, 2003	By	/s/ William L. Prater William L. Prater Its Senior Vice President

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